Exhibit 10.8



                        CAPSTAR MANAGEMENT COMPANY, L.P.

                         First Amendment to Amended and
                    Restated Agreement of Limited Partnership
                    -----------------------------------------


            THIS FIRST AMENDMENT ("Amendment") is entered into as of the _____ day of __________, 1997 by and among CapStar Hotel Company, a Delaware corporation, as General Partner, and the Persons listed on Exhibit A annexed hereto, as Limited Partners, for the purpose of amending that certain Amended and Restated Agreement of Limited Partnership of CapStar Management Company, L.P. (the "Partnership") dated as of August 23, 1996 (the "Existing Partnership Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Existing Partnership Agreement.

                              W I T N E S S E T H :

            1. The Persons designated as "Contributors" on Exhibit A annexed hereto are this day making Capital Contributions to the Partnership, which Capital Contributions are more particularly described in Exhibit A annexed hereto.

            2. The General Partner wishes, in connection with the making of such Capital Contributions, to admit the Contributors as Additional Limited Partners.

            3. The General Partner wishes, pursuant to Section 4.2 of the Existing Partnership Agreement, to cause the Partnership to issue to the Contributors Partnership Interests having the rights, preferences and other privileges hereinafter described.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Amendments to Existing Partnership Agreement.
            ---------------------------------------------
            1.1 The following changes are hereby made to the definitions set forth in Article 1 of the Existing Partnership Agreement:

                  1.1.1 The words "or the Carrying Value of such property as determined pursuant to Exhibit B hereof, as the case may be" shall be inserted after the words "704(c) Value of such property" in the definition of "Carrying Value".

                  1.1.2 The words "or a Limited Partner" are hereby inserted after the words "General Partner" in clauses (i)(A) and (i)(B) of the definition of "Indemnitee".

                  1.1.3 The language "representing a fractional part of the Partnership Interests of all Partners," contained in the definition of "Limited Partner Interest," is hereby deleted.

                  1.1.4 The first sentence of the definition of "Partnership Unit" is hereby amended to read as follows:

      "Partnership Unit" means (i) a fractional undivided share of the Partnership Interests of all Partners (other than the Preferred Units); and (ii) each Preferred Unit.

                  1.1.5 The following language is hereby inserted after the words "Partnership Units," each time they appear, in the definition of "Percentage Interest": "(other than Preferred Units)".






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                                                                               3




                  1.1.6 The following definitions are hereby added to Article 1 of the Existing Partnership Agreement:

            "Effective Tax Rate" means, for any year, the percentage determined by the General Partner to be a reasonable estimate of the combined effective rate of Federal, state and local income tax (giving effect to the deduction of state and local income taxes, as applicable, for Federal and state income tax purposes) that would be applicable to the Partnership if it were a C corporation.

            "Final Determination" means (i) a decision, judgment, decree or other order by a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired without any appeal having been filed), (ii) a closing agreement made under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto, or (iv) in any case where judicial review shall be unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.

            "Preferred Capital," with respect to each Preferred Unit, means an amount equal to $25.50.

            "Preferred Return," with respect to each Preferred Unit, means a preferred distribution right at the rate of 6.5% per annum, compounded quarterly to the extent not distributed pursuant to Section 5.1.A(1), on the Preferred Capital with respect to such Preferred Unit.

            "Preferred Sub-Account," with respect to a Preferred Unitholder, means an account maintained on the same basis as the Partners' Capital Accounts, but taking into account only the aggregate Preferred Capital, allocations of Net Income and Net Loss and distributions with respect to its Preferred Units (including distributions of Preferred Return).

            "Preferred Unit" means a Partnership Unit having the rights, preferences and privileges assigned to Preferred Units pursuant to the further provisions of this Agreement. The ownership of Preferred Units by the Partners is as set forth in Exhibit A annexed hereto, as such Exhibit may be amended from time to time.

            "Preferred Unitholder" means a Limited Partner that holds one or more Preferred Units.







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                                                                               4




            "Unpaid Preferred Return," with respect to each Preferred Unit, means an amount equal to the excess, if any, of (x) the aggregate Preferred Return on the Preferred Capital with respect to such Preferred Unit over (y) the aggregate of all amounts previously distributed with respect to such Preferred Unit pursuant to Section 5.1.A(1).

            1.2 The penultimate sentence of Section 4.1 of the Existing Partnership Agreement is hereby amended to read as follows:

      A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units (other than Preferred Units) shall be the General Partner Interest.

            1.3 Section 5.1 of the Existing Partnership Agreement is hereby amended to read as follows:

            Section 5.1       Requirement and Characterization of Distributions
            -----------       -------------------------------------------------

            A. Distributions shall be made to the Partners as follows and in the following order of priority:

                  (1) First, except to the extent the General Partner, by resolution of its Board of Directors, determines that the Partnership does not have cash available for distribution, to the Preferred Unitholders with respect to their Preferred Units, in proportion to and to the extent of their respective amounts of Unpaid Preferred Return on such Preferred Units at such time; and

                  (2) Thereafter, to the extent that the General Partner determines that the Partnership has cash available for distribution, to the Partners in accordance with their respective Percentage Interests.

      Distributions made pursuant to clause (1) shall be made on a quarterly basis.

            B. (1) Notwithstanding the provisions of Section 5.1.A, if it is anticipated that the Partners will recognize taxable income with respect to the Partnership for any year, the General Partner shall make a good faith estimate of the amount of such taxable income to be recognized by each of the Partners (other than any taxable income recognized as a result of the allocations of Net Income pursuant to Sections 6.1.A(1), (2) and
      (3)), and distributions of Partnership cash shall be made to the Partners, in proportion to their respective Percentage Interests, in an aggregate amount sufficient to permit each of the Partners to pay taxes (calculated at a rate equal to the Effective Tax Rate) on their distributive shares of such taxable income. Distributions






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                                                                               5




      required to be made pursuant to this Section 5.1.B(1) shall be made at such times as may be appropriate to permit the Partners to make estimated tax payments.

                  (2) The computation of the amounts required to be distributed pursuant to Section 5.1.B(1) for any year shall be adjusted (i) prior to each distribution for such year, (ii) upon the filing of the Partnership's Federal income tax return for such year, (iii) upon any Final Determination of the Partnership's taxable income for such year and (iv) at any other time when in the good faith judgment of the General Partner it appears that a prior estimate has been incorrect, in each case so as to take into account actual determinations and/or revised estimates of the Partners' shares of taxable income for such year for Federal income tax purposes. Following any such adjustment, the amounts to be distributed pursuant to Section 5.1.B(1) shall be adjusted appropriately, or additional distributions shall be made, so as to give effect to such actual determinations and/or revised estimates.

            1.4 Sections 6.1.A and 6.1.B of the Existing Partnership Agreement are hereby amended to read as follows:

            A.   Net Income.  After giving effect to the special allocations set
                 ----------
      forth in Section 1 of Exhibit C, Net Income shall be allocated as follows and in the following order of priority:

                  (1) First, to the General Partner until the aggregate amount of Net Income allocated to it pursuant to this clause (1) for the current and all prior years equals the aggregate amount of Net Loss previously allocated to it pursuant to the proviso of Section 6.1.B(3);

                  (2) Second, to the Partners, in proportion to and to the extent of any deficit balances in their respective Capital Accounts;

                  (3) Third, to the Preferred Unitholders with respect to their Preferred Units, in proportion to and to the extent of the excess, if any, of (x) each such Preferred Unitholder's aggregate Preferred Capital with respect to such Preferred Units over (y) the balance of such Preferred Unitholder's Preferred Sub-Account; and

                  (4) Thereafter, to the Partners in accordance with their respective Percentage Interests.

            B.    Net Loss.  After giving effect to the special allocations set
                  --------
      forth in Section 1 of Exhibit C, Net Loss shall be allocated as follows and in the following order of priority:






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                                                                               6




                  (1) First, to the Partners in proportion to and to the extent of the excess, if any, of (x) each such Partner's Capital Account balance over (y) such Partner's aggregate Preferred Capital with respect to such Partner's Preferred Units (if any);

                  (2) Second, to the Preferred Unitholders, in proportion to and to the extent of their remaining Capital Account balances; and

                  (3) Thereafter, to the Partners in accordance with their respective Percentage Interests; provided that, to the extent any such allocation to a Limited Partner would (after giving effect to the allocations required under Sections 1.A and 1.B of Exhibit C) give such Limited Partner an Adjusted Capital Account Deficit, such amount of Net Loss shall instead be allocated to the General Partner.

            1.5 The letters "LP" are hereby inserted after the word "CapStar" in the penultimate sentence of Section 7.5.A of the Existing Partnership Agreement.

            1.6 The parties agree that, for purposes of Section 8.6 of the Partnership Agreement, the date before which the Redemption Right may not be exercised shall be August 23, 1997. The following language is hereby added at the end of Section 8.6.A of the Existing Partnership Agreement:

      Notwithstanding anything to the contrary set forth above, if any Preferred Unitholder shall exercise the Redemption Right with respect to any Preferred Units, the Partnership shall be obligated to pay to such Preferred Unitholder, together with the Cash Amount, the Unpaid Preferred Return attributable to the Preferred Units being redeemed as of the date such payment is made.

            1.7 The following language is hereby inserted after the words "Section 8.6" in Section 8.4 of the Existing Partnership Agreement: "(including any such right exercised after the giving of a Mandatory Redemption Notice as provided in Section 8.7)".






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                                                                               7




            1.8 Section 8.5(D) of the Existing Partnership Agreement is hereby renumbered Section 8.6(D), and the numeral "180" in said Section is hereby replaced by the numeral "30."

            1.9 The following language is inserted at the end of Section 8.6.B of the Existing Partnership Agreement:

      Notwithstanding anything to the contrary contained in the foregoing or in
      Section 8.6.A, if the Cash Amount with respect to a redemption of Partnership Units is, pursuant to Section 8.06.D hereof, paid after the Specified Redemption Date, then (i) such redemption shall not occur until the Cash Amount is paid and (ii) the Limited Partner in question (or its Assignee) shall have the right to continue receiving distributions hereunder until the date of such redemption.

      In addition, notwithstanding anything to the contrary contained in Section 8.6.A, if the General Partner exercises its right to satisfy the Redemption Right pursuant to this Section 8.6.B, then, if the Redeeming Partner is a Preferred Unitholder: (i) the General Partner shall be obligated to pay to such Preferred Unitholder, together with the payment of the Cash Amount or the delivery of CapStar Shares, an amount equal to the Unpaid Preferred Return attributable to such Preferred Units as of the date such payment is made; and (ii) if the General Partner has elected to deliver CapStar Shares to such Preferred Unitholder, the General Partner shall have the right to satisfy its obligation under clause (i) of this sentence by delivering to such Preferred Unitholder a number of CapStar Shares equal to the amount of such Unpaid Preferred Return divided by the Value on the Valuation Date of one CapStar Share (rounded down to the nearest whole number of CapStar Shares if such quotient is not a whole number).

            1.10 The following Section 8.6.E is hereby added to the Existing Partnership Agreement:

      E. Notwithstanding anything to the contrary hereinabove contained, except as provided in Section 8.7.A, no Limited Partner shall be entitled to exercise the Redemption Right with respect to any Preferred Unit as to which the Mandatory Redemption Notice (as hereinafter defined) has been given.







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                                                                               8




            1.11 The following Section 8.7 is hereby added to the Existing Partnership Agreement:

            Section 8.7       Mandatory Redemption.
            -----------       ---------------------

                  A. Except as otherwise provided in the last sentence of this
      Section 8.7.A, the Partnership shall have the right ("Mandatory Redemption Right"), at any time on or after the third anniversary of the date of this Amendment, to redeem all or any portion of the Preferred Units at a redemption price equal to $25.50 per Preferred Unit; provided, however, that any such redemption shall be effected on a pro rata basis among all of the Preferred Unitholders. The Mandatory Redemption Right shall be exercised pursuant to a notice (the "Mandatory Redemption Notice") delivered by the Partnership to the Preferred Unitholders whose Preferred Units are being redeemed. If the Mandatory Redemption Notice is given to a Preferred Unitholder, then the redemption of such Preferred Unitholder's Preferred Units shall take place on the tenth Business Date after the giving of such Notice. On such tenth Business Day, the Partnership shall pay to such Preferred Unitholder the redemption price hereinabove provided for, and such Preferred Unitholder shall deliver to the Partnership such instruments of transfer as the Partnership shall reasonably require assigning to the Partnership the Preferred Units being redeemed, free and clear of all liens and encumbrances. Such Preferred Unitholder shall pay any state or local property transfer tax payable in connection with such transfer. Notwithstanding anything to the contrary contained in the foregoing, if, within 5 Business Days after the giving of the Mandatory Redemption Notice, any Preferred Unitholder gives the Redemption Notice with respect to the Preferred Units specified in such Mandatory Redemption Notice, then such Mandatory Redemption Notice shall be deemed null and void and the provisions of Section 8.6 shall apply with respect to such Preferred Units.

                  B.    Notwithstanding anything to the contrary contained in
      Section 8.7.A, the General Partner shall have the right to purchase all or any portion of the Preferred Units in lieu of the Partnership's exercise of its Mandatory Redemption Right. Any such purchase by the General Partner of the Preferred Units shall be on the terms and conditions set forth in Section 8.7.A, with the General Partner performing the obligations of the Partnership under such section; provided, however, that the General Partner shall have the right, in lieu of paying to the Preferred Unitholder in question the redemption price provided for in
      Section 8.7.A., to deliver to such Preferred Unitholder a number of CapStar Shares equal to (i) the number of Preferred Units being purchased, multiplied by (ii) $25.50, divided by (iii) the Value per CapStar Share on the Valuation Date (which amount shall be rounded down to the nearest whole number if it is not a whole number). For






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                                                                               9




      purposes of this Section 8.7, the term "Valuation Date" shall mean the date on which the Mandatory Redemption Notice is delivered to the Preferred Unitholder in question or, if such date is not a Business Day, the first Business Day thereafter. If the General Partner purchases Preferred Units pursuant to this Section 8.7.B, the General Partner shall thereafter be treated for all purposes as the owner of such Preferred Units.

                  C. If the Mandatory Redemption Right is exercised or the General Partner purchases Preferred Units pursuant to Section 8.7.B, then the Partnership or the General Partner, as the case may be, shall be required to pay to the Preferred Unitholder in question, in addition to the payment or the delivery of CapStar Shares hereinabove provided for, an amount equal to the Unpaid Preferred Return (as of the date such payment is made) attributable to the Preferred Units being so redeemed or purchased; provided, however, that if the General Partner has elected to purchase Preferred Units by delivery of CapStar Stock, the General Partner shall have the right, in lieu of paying an amount equal to such Unpaid Preferred Return, to deliver to such Preferred Unitholder a whole number of CapStar Shares equal to the amount of such Unpaid Preferred Return (as of the date such payment is made) divided by the Value on the Valuation Date of one CapStar Share (rounded down to the nearest whole number of CapStar Shares if such quotient is not a whole number).

                  D. Notwithstanding the foregoing, in no event shall the Mandatory Redemption Right be exercisable with respect to any Preferred Unit as to which a Redemption Notice has been given as provided in Section 8.6.

                  1.12 The words "which has been approved by the requisite Consent of the Partners pursuant to Section 7.3" are hereby deleted from Section 11.2.B of the Existing Partnership Agreement.

                  1.13 The words "and Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.3.A of the Existing Partnership Agreement.

                  1.14 The words "or Section 8.7" are hereby inserted after the words "Section 8.6" in Sections 11.6.A, 11.6.B and 11.6.C of the Existing Partnership Agreement.






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                                                                              10




                  1.15 The words "in connection with" are hereby substituted for the word ", or" in Section 11.2.D of the Existing Partnership Agreement.

                  1.16 The words "pursuant to Section 5.1.B" are hereby inserted in place of (a) the words "of the Partner Distribution Amount attributable to such Partnership Unit with respect to which the Partnership record date is" and the words "of the Partner Distribution Amount" in the last sentence of Section 11.6.D of the Existing Partnership Agreement, and (b) the words "of the Partner Distribution Amount with respect to which the Partnership Record Date is" and the words "of the Partner Distribution Amount" in the last sentence of Section 12.2.C of the Existing Partnership Agreement.

                  1.17 The words "but subject to Section 14.1.C" are hereby inserted after the numeral "14.1.A" in Section 14.1.B of the Existing Partnership Agreement.

                  1.18 The words "Section 11.7 (as to any then existing Limited Partner) or" are hereby inserted after the word "amend" in clause (vi) of
Section 14.1.C of the Existing Partnership Agreement.

                  1.19 The words ", or (vii) amend Section 2 of Exhibit C in a manner adverse to such Partner" are hereby added at the end of Section 14.1.C of the Existing Partnership Agreement.

                  1.20 A new Section 11.7 is hereby added to the Existing Partnership Agreement:

            Section 11.7 Pledges of Partnership Interests. Except as provided in Section 11.3.F, no Limited Partner shall pledge, hypothecate or grant a security interest in all or any portion of its Partnership Interest; provided,






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                                                                              11




      however that any Limited Partner shall have the right, as security for a borrowing from a bank, insurance company or other commercial lending institution (an "Institutional Lender"), to pledge or hypothecate to such Institutional Lender, or to grant and/or sell to and/or purchase from such Institutional Lender or an Affiliate thereof an option with respect to, or grant to such Institutional Lender a security interest in, all or a portion of its Partnership Units, and any transfer of such pledged Partnership Units to such Institutional Lender (or to its transferee in any public or private sale by such Institutional Lender) pursuant or subsequent to the exercise of rights or remedies in connection with such pledge or option shall be permitted hereunder.

                  1.21 The words "or Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.3.C of the Existing Partnership Agreement.

                  1.22 The words "or Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.4.C of the Existing Partnership Agreement.

                  1.23 The text of Section 13.4 of the Existing Partnership Agreement is hereby deleted in its entirety, and the words "[Intentionally left blank]" are inserted in their place.

                  1.24 The word "for" is hereby substituted for the words "provisions of" in Section 13.6 of the Existing Partnership Agreement.

                  1.25 The term "Partnership Interests" is hereby replaced by the term "Percentage Interests" in the first sentence of Section 14.1.A and the first sentence of Section 14.2.A of the Existing Partnership Agreement.

                  1.26 The following changes are hereby made to Section 14.1.C of the Existing Partnership Agreement: (A) the words "or Mandatory Redemption Right" are inserted after the words "Redemption Right"; and (B) the word "Sections" in clause (iv) is changed to "Section", and the language "or 8.7" is added after the numeral "8.6" in such clause.






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                                                                              12




                  1.27 The words "Subject to Section 14.1, the" are hereby substituted for the word "The" at the beginning of Section 7.3 of the Existing Partnership Agreement.

                  1.28 Exhibit A to the Existing Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit A annexed hereto.

                  1.29 The words "and if the Regulations currently in effect are not modified" are hereby inserted immediately after the words "the Code" in
Section 1.C of Exhibit B to the Existing Partnership Agreement.

                  1.30 The words "and Section 1 of Exhibit C" are hereby inserted immediately after the reference to Section 6.1 in Section 1.D(1) of Exhibit B to the Existing Partnership Agreement.

                  1.31 The last sentence of Section 1.E of Exhibit B to the Existing Partnership Agreement is hereby deleted in its entirety.

                  1.32 The first sentence of Section 1.D of Exhibit C to the Existing Partnership Agreement is hereby amended to read as follows:

      Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners as Net Loss in accordance with Section 6.1.B of the Agreement.

                  1.33 The following paragraph G is hereby inserted at the end of Section 1 of Exhibit C to the Existing Partnership Agreement:

            G. Regulatory Allocations. The allocations set forth in Sec tions
               ----------------------
      1.A through 1.F (the "Regulatory Allocations") shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.







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                                                                              13




                  1.34 The words ", subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership on or about the Effective Date, the Partnership shall" shall be deleted from Section 2.C of Exhibit C to the Existing Partnership Agreement.

                  1.35 The following paragraph D is hereby inserted at the end of Section 2 of Exhibit C to the Existing Partnership Agreement:

            D. Any foreign or other tax credits of the Partnership shall be allocated among the Partners in proportion to the allocations of income with respect to which such credits arose.

                  1.36 Exhibit D to the Existing Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit D annexed hereto.

                  1.37 All capitalized terms defined in the Existing Partnership Agreement which are no longer used in such Agreement, as amended by this Amendment, are hereby deleted.

      2.    Admission of Additional Limited Partners.
            ----------------------------------------

            Each of the Contributors is hereby admitted to the Partnership as a Limited Partner pursuant to Section 4.2.A of the Existing Partnership Agreement. Each of the Unitholders has contributed to the Partnership the property described in Exhibit A annexed hereto, and each Contributor shall receive, pursuant to this Amendment, the Partnership Units listed opposite such Contributor in said Exhibit A. Each Contributor hereby agrees to be bound of all of the provisions of the Existing Agreement, as amended hereby.






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                                                                              14




            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                              GENERAL PARTNER:

                              CAPSTAR HOTEL COMPANY


                              By:
                                 ---------------------------
                                 Name:
                                 Title:


                              LIMITED PARTNERS:

                              CAPSTAR LP CORPORATION


                              By:
                                 ---------------------------
                                 Name:
                                 Title:

                              [CONTRIBUTORS]

                                    EXHIBIT A


                       PARTNERS AND PARTNERSHIP INTERESTS



Name and Address of Partner               Partnership Units            Partnership Interest
---------------------------               -----------------            --------------------
General Partner:
----------------

      CapStar Hotel Company         [1% of total Partnership Units              1%
      1010 Wisconsin Avenue, N.W.   (other than Preferred Units)]
      Suite 650
      Washington, D.C. 20007


Limited Partners:
-----------------

      CapStar Hotel Company         [Number of issued and            [Number of Partnership
      1010 Wisconsin Avenue, N.W.   outstanding shares of CapStar    Units owned divided by
      Suite 650                     Hotel Company after secondary    total number of
      Washington, D.C. 20007        offering less 200,881 less       Partnership Units (other
                                    number of Partnership Units      than Preferred Units)]
                                    held by General Partner]

      CapStar LP Corporation        200,881
      1010 Wisconsin Avenue, N.W.
      Suite 650
      Washington, D.C. 20007

      [Contributors]                809,523                          Number of Partnership
                                    392,157 Preferred Units          Units owned (other than
                                                                     Preferred Units) divided
                                                                     by total number of
                                                                     Partnership Units (other
                                                                     than Preferred Units)
Capital Contributions
Made by Contributors
--------------------
[As described in Contribution
Agreements]

                                EXHIBIT D
                      VALUE OF CONTRIBUTED PROPERTY




Underlying Property                 704(c) Value    Agreed Value
-------------------                 ------------    ------------
                                        [To be agreed upon]
                                    ----------------------------